As filed with the Securities and Exchange Commission on May 30, 1997

                                                      REGISTRATION NO. 333-24113

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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                             ---------------------------


                                   AMENDMENT NO. 2
                                          TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                             ---------------------------

                          NATIONAL SEMICONDUCTOR CORPORATION
                (Exact name of registrant as specified in its charter)

    DELAWARE                      NATIONAL SEMICONDUCTOR CORPORATION           95-2095071
(State or Other Jurisdiction           2900 SEMICONDUCTOR DRIVE             (I.R.S. Employer
of Incorporation or Organization)           P.O. BOX 58090                Identification Number)
                          SANTA CLARA, CALIFORNIA 95052-8090
                                    (408) 721-5000
                          (Address, including ZIP code, and
                        telephone number, including area code,
                     of registrant's principal executive offices)

                               JOHN M. CLARK III, ESQ.
                 SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          NATIONAL SEMICONDUCTOR CORPORATION
                               2900 SEMICONDUCTOR DRIVE
                                    P.O. BOX 58090
                          SANTA CLARA, CALIFORNIA 95052-8090
                                    (408) 721-5000
              (Name, address, including ZIP code, and telephone number,
                      including area code, of agent for service)

                             ---------------------------

                                      COPIES TO:
                                PETER F. KERMAN, ESQ.
                                ORA T. FRUEHAUF, ESQ.
                                   LATHAM & WATKINS
                          505 Montgomery Street, Suite 1900
                           San Francisco, California 94111
                                    (415) 391-0600

                             ---------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ---------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                SUBJECT TO COMPLETION
                     PRELIMINARY PROSPECTUS DATED MAY 30, 1997

                          NATIONAL SEMICONDUCTOR CORPORATION
                           1,699,998 SHARES OF COMMON STOCK
                             ($0.50 Par Value Per Share)


    This Prospectus relates to up to 1,699,998 shares (the "Shares") of common stock, par value $0.50 per share (the "Common Stock"), of National Semiconductor Corporation, a Delaware corporation (the "Company" or "National"), which may be offered for sale by certain stockholders of the Company named in this Prospectus (the "Selling Stockholders"). Such sales may be effected from time to time by the Selling Stockholders directly or through one or more broker-dealers, in one or more transactions on The New York Stock Exchange or The Pacific Stock Exchange pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

    The Company will not receive any of the proceeds from the sale of the Shares. The Shares were acquired by the Selling Stockholders from the Company in connection with an acquisition consummated on March 17, 1997. The Company will bear all expenses incident to the registration of the Shares and the Selling Stockholders will pay any applicable brokerage commissions and fees and transfer taxes, if any.

    The Common Stock is listed on The New York Stock Exchange and The Pacific Stock Exchange under the symbol "NSM." On May 29, 1997 the last reported sale price for the Common Stock of the Company as reported on the New York Stock Exchange Composite Tape was $28.125.

                             ---------------------------


    SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------------


                  The date of this Prospectus is ____________, 1997.

                             ---------------------------

                                AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Commission and certain of the Company's filings are available at such web site: http://www.sec.gov. In addition, the Common Stock is listed on The New York Stock Exchange and The Pacific Stock Exchange and such information can be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, and The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by the Company (Commission File Number 1-6453) under the Exchange Act with the Commission are incorporated herein by reference:

    (a) Annual Report on Form 10-K for the fiscal year ended May 26, 1996, including the portions of the Company's 1996 Annual Report to Stockholders and the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders incorporated therein by reference;

    (b) Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 1997, as amended by Form 10-Q/A filed on May 30, 1997;

    (c) Quarterly Report on Form 10-Q for the fiscal quarter ended November 24, 1996;

    (d) Quarterly Report on Form 10-Q for the fiscal quarter ended August 25, 1996;

    (e)  Current Report on Form 8-K dated May 30, 1997;

    (f)  Current Report on Form 8-K dated May 13, 1997;

    (g)  Current Report on Form 8-K dated March 11, 1997;

    (h)  Current Report on Form 8-K dated January 28, 1997;

    (i)  Current Report on Form 8-K dated June 20, 1996;

    (j) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970; and

    (k) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988 and any amendments thereto filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference therein) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), will also be provided without charge to each such person, upon written or oral request. Requests for such copies should be addressed to Investor Relations, Mail Stop 10-397, National Semiconductor Corporation, P.O. Box 58090, Santa Clara, California 95052-8090, telephone (408) 721-5000.

                              FORWARD-LOOKING STATEMENTS

    This Prospectus and the documents incorporated by reference herein contain projections and other forward-looking statements within the meanings of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve risks and uncertainties. Actual results could differ materially from these projections as a result of certain factors, including major changes in business conditions and the economy in general, rapid technological change, new competitive inroads, risks of international operations and currency fluctuations.

                                     RISK FACTORS

    IN EVALUATING THE COMPANY'S BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

RISKS ASSOCIATED WITH THE SEMICONDUCTOR INDUSTRY

    The semiconductor industry is characterized by rapid technological change and frequent introduction of new technology leading to more complex and powerful products. The result is a cyclical economic environment generally characterized by short product life cycles, rapid selling price erosion and high sensitivity to the overall business cycle. In addition, substantial capital and R&D investment is required for development and manufacture of products and processes. The Company may experience periodic fluctuations in its operating results because of industry-wide conditions.

FLUCTUATIONS IN FINANCIAL RESULTS

    The Company's financial results are affected by the business cycles and seasonal trends of the semiconductor and related industries. Shifts in product mix toward, or away from, higher margin products can also have a significant impact on the Company's operating results. As a result of these and other factors, the Company's financial results can fluctuate significantly from period to period. As an example, the Company generated net income in fiscal years 1993 through 1996, but experienced substantial losses in fiscal years 1989 through 1992, and experienced a substantial decline in net income in the last half of fiscal year 1996 as compared to the first half of fiscal year 1996.

COMPETITION

    Competition in the semiconductor industry is intense. National competes with a number of major companies in the high-volume segment of the industry. These include several companies whose semiconductor business may be only part of their overall operations, such as Motorola, Inc., Philips Electronics, NV, and Texas Instruments Incorporated. National also competes with a large number of companies that target particular markets such as Linear Technology Corporation, Analog Devices, Inc., Advanced Micro Devices, Inc., SGS-Thompson Microelectronics SA, Intel Corporation and Cirrus Logic, Inc. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. There can be no assurance that the Company will be able to compete successfully in the future against existing or new competitors or that the Company's operating results will not be adversely affected by increased price competition.

RISKS OF INTERNATIONAL OPERATIONS

    The Company conducts a substantial portion of its operations outside the United States and its business is subject to risks associated with many factors beyond its control. These factors include fluctuations in foreign currency rates, instability of foreign economies and their emerging infrastructures to support demanding manufacturing requirements, government changes and U.S. and foreign laws and policies affecting trade and investment. Although the Company has not experienced any materially adverse effects with respect to its foreign operations arising from such factors, the Company has been impacted in the past by one or more of these factors and could be impacted in the future by such factors. In addition, although the Company seeks to hedge its exposure to currency exchange rate fluctuations, the Company's competitive position relative to non-U.S. suppliers can be adversely affected by the exchange rate of the U.S. dollar against other currencies, particularly the Japanese yen.

                                     THE COMPANY

    National designs, develops, manufactures and markets a broad line of analog, mixed-signal and other integrated circuits for applications in a wide variety of markets, including the personal computing, wireless communications, flat panel and CRT display, power management, local and wide area networks, automotive, consumer and military aerospace markets. The Company's product lines include standard, application specific and full custom products. The Company markets its products throughout the world through a direct sales force and a network of distributors.

    National's principle executive offices are located at 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, California 95052-8090 and its telephone number is (408) 721-5000.

                               THE SELLING STOCKHOLDERS

    The Selling Stockholders are the former stockholders of Mediamatics, Inc. ("Mediamatics"). The Selling Stockholders received the Shares in consideration for the Company's acquisition of all of the outstanding common stock of Mediamatics pursuant to the Stock Purchase Agreement dated as of March 7, 1997 among the Company, Mediamatics and the Selling Stockholders (the "Stock Purchase Agreement"). The Company agreed in the Stock Purchase Agreement to file a registration statement with the Commission covering the Shares issued to the Selling Stockholders, to pay the Company's expenses incident thereto and to indemnify each Selling Stockholder against claims made against them arising out of, among other things, statements or omissions made in such registration statement, including the prospectus contained therein.

    The following table provides certain information with respect to the Shares held and to be offered under this Prospectus from time to time by each Selling Stockholder. Because the Selling Stockholders may sell all or part of their Shares pursuant to this Prospectus, and this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number and percentage of shares of Common Stock that will be held by each Selling Stockholder upon termination of this Offering. See "Plan of Distribution."

                                      Shares                       Shares
                                   Beneficially                 Beneficially
                                   Owned Prior                   Owned After
                                     to the        Shares        Completion
Name                                Offering   Being Offered   of the Offering
----                                --------   -------------   ---------------

Hemant Bheda                          887,642     507,360        380,282(1)
Partha Srinivasan                     665,837     380,581        285,256(2)
Premnath Viswanath                    554,934     317,191        237,743(3)
Dr. T. Jaganathan                       3,691       3,691              0
Institutional Venture Partners VI     489,648     455,046         34,602(4)
Institutional Venture Management VI    10,417       9,681            736(4)
IVP Founders Fund I, L.P.              20,836      19,364          1,472(4)
Greater Bay Bancorp                     7,084       7,084              0

              Total                 2,640,089    1,699,998       940,091
                                    ---------    ---------       -------
                                    ---------    ---------       -------

---------------
(1) On March 17, 1997 (the "Closing Date"), 39,849 shares were deposited into an escrow account pursuant to that certain Indemnity Escrow Agreement (the "Indemnity Escrow Agreement") dated as of March 17, 1997, among National, Mr. Bheda, Mr. Srinivasan, Mr. Viswanath, Institutional Venture Partners VI, Institutional Venture Management VI, IVP Founders Fund I, L.P. and
    John M. Clark III, General Counsel of National, as Escrow Agent. These shares will be released to Mr. Bheda on the one year anniversary of the Closing Date to the extent National has not asserted claims for certain damages under the Stock Purchase Agreement prior to that time. Additionally, 340,433 shares have been deposited into an escrow account pursuant to that certain Employment Escrow Agreement, dated as of March 17, 1997, among National, Mr. Bheda and John M. Clark III, General Counsel of National, as Escrow Agent. As soon as practicable after the last day of the 21st, 24th, 27th and 30th complete calendar month following the Closing Date, twenty-five percent (25%) of these shares will be released to Mr. Bheda provided that on the last day of each such month Mr. Bheda is an employee of National or is disabled and unable to perform his occupation as determined in accordance with National's disability plan. The employment escrow shares may also be released to Mr. Bheda upon certain employment termination events. Mr. Bheda has voting power over all of the aforementioned escrowed shares while the shares remain in escrow.

(2) On March 17, 1997, 29,891 shares were deposited into an escrow account pursuant to the Indemnity Escrow Agreement. These shares will be released to Mr. Srinivasan on the one year anniversary of the Closing Date to the extent National has not asserted claims for certain damages under the Stock Purchase Agreement prior to that time. Additionally, 255,365 shares have been deposited into an escrow account pursuant to that certain Employment Escrow Agreement, dated as of March 17, 1997, among National, Mr. Srinivasan and John M. Clark III, General Counsel of National, as Escrow Agent. As soon as practicable after the last day of the 21st, 24th, 27th and 30th complete calendar month following the Closing Date, twenty-five percent (25%) of these shares will be released to Mr. Srinivasan provided that on the last day of each such month Mr. Srinivasan is an employee of National or is disabled and unable to perform his occupation as determined in accordance with National's disability plan. The employment escrow shares may also be released to Mr. Srinivasan upon certain employment termination events. Mr. Srinivasan has voting power over all of the aforementioned escrowed shares while the shares remain in escrow.

(3) On March 17, 1997, 24,913 shares were deposited into an escrow account pursuant to the Indemnity Escrow Agreement. These shares will be released to Mr. Viswanath on the one year anniversary of the Closing Date to the extent National has not asserted claims for certain damages under the Stock Purchase Agreement prior to that time. Additionally, 212,830 shares have been deposited into an escrow account pursuant to that certain Employment Escrow Agreement, dated as of March 17, 1997, among National, Mr. Viswanath and John M. Clark III, General Counsel of National, as Escrow Agent. As soon as practicable after the last day of the 21st, 24th, 27th and 30th complete calendar month following the Closing Date, twenty-five percent (25%) of these shares will be released to Mr. Viswanath provided that on the last day of each such month Mr. Viswanath is an employee of National or is disabled and unable to perform his occupation as determined in accordance with National's disability plan. The employment escrow shares may also be released to Mr. Viswanath upon certain employment termination events. Mr. Viswanath has voting power over all of the aforementioned escrowed shares while the shares remain in escrow.

(4) Such shares have been deposited into an escrow account pursuant to the Indemnity Escrow Agreement. These shares will be released to the stockholder on the one year anniversary of the Closing Date to the extent National has not asserted claims for certain damages under the Stock Purchase Agreement prior to that time. The stockholder has voting power over these shares while the shares remain in escrow.

    In connection with the acquisition of Mediamatics, the Company and Mediamatics entered into employment agreements with Hemant Bheda, Partha Srinivasan and Premnath Viswanath pursuant to which Mr. Bheda and Mr. Srinivasan are employed by Mediamatics as Vice Presidents and Mr. Viswanath is employed by Mediamatics as President. Except for such employment agreements, the Stock Purchase Agreement, and the transactions contemplated thereby, the Company is unaware of any material relationship between any of the Selling Stockholders and the Company in the past three years.

                                 PLAN OF DISTRIBUTION

    The Shares are being sold by the Selling Stockholders for their own accounts, and the Company will not receive any of the proceeds from the sale of the Shares.

    The distribution of the Shares by any of the Selling Stockholders may be effected from time to time by the Selling Stockholders directly or through one or more brokers, agents or dealers in one or more transactions (which may involve crosses and block transactions) on The New York Stock Exchange, The Pacific Stock Exchange or other exchanges on which the Common Stock is listed, pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more brokers, agents or dealers agree to sell the Shares, they may do so by purchasing Shares as principals or by selling the Shares as agents for the Selling Stockholders. Any such brokers, agents or dealers who effect a sale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any such broker, agent or dealer (i) may receive compensation from the Selling Stockholders which may be deemed to be underwriting discounts or commissions and (ii) may receive commissions from purchasers of the Shares for whom it may act as agent. If any such broker or dealer purchases the Shares as principal it may effect resales of the Shares from time to time to or through other brokers or dealers, and such other brokers or dealers may receive compensation in the form of concessions or commissions from the Selling Stockholders or purchaser of the Shares for whom they may act as agents.

    The Company has advised the Selling Stockholders that it and any such brokers, dealers or agents who effect a sale of the Shares are subject to the prospectus delivery requirements under the Securities Act. The Company also has advised the Selling Stockholders that in the event of a "distribution" of their Shares, the Selling Stockholders and any broker, agent or dealer who participates in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder.

    In connection with distributions of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell the Common Stock short and deliver the Shares to close out such short positions. The Selling Stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer such Shares. The Selling Stockholders also may loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default may sell or otherwise transfer the pledged Shares.

    The Company will pay all expenses incident to the registration of the Shares, estimated to be approximately $30,000, as required pursuant to the Stock Purchase Agreement referred to elsewhere herein. The Company has also agreed to indemnify the Selling Stockholders and their affiliates and representatives against certain liabilities, including liabilities under the Securities Act.

                                    LEGAL MATTERS

    The legality of the Shares offered hereby will be passed upon for the Company by Latham & Watkins, San Francisco, California.

                                       EXPERTS

    The consolidated financial statements of the Company and subsidiaries as of May 26, 1996 and May 25, 1995, and for each of the years in the three-year period ended May 26, 1996 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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--------------------------------------------------------------------------------


No dealer, sales person or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering herein contained, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereafter shall, under any circumstances, create any implications that the information contained herein is correct as of any date subsequent to the date hereof.

                                ---------------------

                                  TABLE OF CONTENTS
                                                                            PAGE

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain
  Information by Reference . . . . . . . . . . . . . . . . . . . . . . . . . 2
Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . 3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
The Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7





                                ---------------------




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                   1,699,998 SHARES



                                NATIONAL SEMICONDUCTOR
                                     CORPORATION



                                     COMMON STOCK
                             (par value $0.50 per share)





                                ---------------------

                                      PROSPECTUS

                                ---------------------








                                         , 1997
                             ------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The estimated expenses expected to be paid by the Company in connection with the issuance and distribution of the securities being registered are as follows:

Securities Act Registration Fee......................................... $13,620
Accounting Fees and Expenses............................................   2,000
Legal Fees and Expenses (other than Blue Sky) ..........................  10,000
Blue Sky Fees and Expenses..............................................   2,000
Miscellaneous...........................................................   2,380

Total................................................................... $30,000


Item 15.  Indemnification of Directors and Officers.

    Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation, as amended (the "Certificate"), provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

    Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

    Article Thirteenth of the Company's Certificate provides that the Company shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of the Company, or that, at the request of the Company, he is or was serving another corporation or enterprise in any capacity.
Article VIII of the Company's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

    The Company has purchased and maintains at its expense, on behalf of directors and officers, insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

Item 16.  Exhibits

    The following documents are filed as part of this Registration Statement.

EXHIBIT NUMBER               DESCRIPTION

3.1 Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of Certificate of Incorporation dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-8 Registration No. 333-09957 which became effective August 12,
         1996).

3.2 By-Laws of the Company (incorporated by reference from the Exhibits to the Company's 10-Q for the quarter ended November 24, 1996, filed December 20, 1996).

4.1 Form of Common Stock Certificate (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 No. 33-48935, which became effective October 5, 1992).

4.2 Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration Statement on Form 8-A filed August 10, 1988). First Amendment to the Rights Agreement dated as of October 31, 1995 (incorporated by reference from the Exhibit to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed December 11,
         1995). Second Amendment to the Rights Agreement dated as of December 17, 1996 (incorporated by reference from the Exhibits to the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed January 17, 1997).

5.1*     Opinion of Latham & Watkins.

23.1     Consent of KPMG Peat Marwick LLP.

23.2*    Consent of Latham & Watkins (included as part of Exhibit 5.1).

24.1*    Power of Attorney.

*Previously filed

ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on May 29, 1997.


                             NATIONAL SEMICONDUCTOR CORPORATION



                             By:  BRIAN L. HALLA*
                                  ----------------------------------
                                  Brian L. Halla
                                  Chairman of the Board, President and
                                  Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.


        Signature                        Title                         Date
        ---------                        -----                         ----

 BRIAN L. HALLA*              Chairman of the Board, President     May 29, 1997
--------------------------
 (Brian L. Halla)             and Chief Executive Officer
                              (principal executive officer)

 DONALD MACLEOD*              Executive Vice President, Finance    May 29, 1997
--------------------------
 (Donald MacLeod)             and Chief Financial Officer
                              (principal financial officer)


 RICHARD D. CROWLEY, JR.*     Vice President and Controller        May 29, 1997
--------------------------
 (Richard D. Crowley, Jr.)    (principal accounting officer)



 GARY P. ARNOLD*              Director                             May 29, 1997
--------------------------
 (Gary P. Arnold)


 ROBERT BESHAR*               Director                             May 29, 1997
--------------------------
 (Robert Beshar)


 MODESTO A. MAIDIQUE*         Director                             May 29, 1997
--------------------------
 (Modesto A. Maidique)

 EDWARD R. McCRACKEN*         Director                             May 29, 1997
--------------------------
 (Edward R. McCracken)


 J. TRACY O'ROURKE*           Director                             May 29, 1997
--------------------------
 (J. Tracy O'Rourke)


 CHARLES E. SPORCK*           Director                             May 29, 1997
--------------------------
 (Charles E. Sporck)


 DONALD E. WEEDEN*            Director                             May 29, 1997
--------------------------
 (Donald E. Weeden)


*By:/s/ JOHN M. CLARK III
--------------------------
    John M. Clark III
    Attorney-in-Fact

                                    EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION



3.1 Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 Registration No. 33-52775, which became effective March 22, 1994); Certificate of Amendment of Certificate of Incorporation dated September 30, 1994 (incorporated by reference from the Exhibits to the Company's Registration
         No. 333-09957 which became effective August 12, 1996).

3.2 By-Laws of the Company (incorporated by reference from the Exhibits to the Company's 10-Q for the quarter ended November 24, 1996, filed December 20, 1996).

4.1 Form of Common Stock Certificate (incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 No. 33-48935, which became effective October 5, 1992).

4.2 Rights Agreement (incorporated by reference from the Exhibits to the Company's Registration Statement on Form 8-A filed August 10, 1988). First Amendment to the Rights Agreement dated as of October 31, 1995 (incorporated by reference from the Exhibit to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed December 11,
         1995). Second Amendment to the Rights Agreement dated as of December 17, 1996 (incorporated by reference from the Exhibits to the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed January 17, 1997).

5.1*     Opinion of Latham & Watkins.

23.1     Consent of KPMG Peat Marwick LLP.

23.2*    Consent of Latham & Watkins (included as part of Exhibit 5.1).

24.1*    Power of Attorney.

*Previously filed